Table of Contents

As filed with the Securities and Exchange Commission on July 22, 2025

Registration No. 333-287005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3 TO

REGISTRATION STATEMENT

ON FORM S-4

UNDER THE SECURITIES ACT OF 1933

RADNET, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

13-3326724

(I.R.S. Employer Identification No.)

1510 Cotner Avenue

Los Angeles, California 90025

(310) 445-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Howard G. Berger, M.D.

President and Chief Executive Officer

RadNet, Inc.

1510 Cotner Avenue

Los Angeles, California 90025

(310) 445-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew Moore
Jonathan S. Schulman
Christopher Wassman
Perkins Coie LLP
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 17, 2025, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 15, 2025, by and among RadNet, Inc. (the “Registrant”), a Delaware corporation, Trio Merger Sub, Inc., a wholly-owned subsidiary of RadNet and a Delaware corporation (“Merger Sub”), and iCAD, Inc., a Delaware corporation (“iCAD”), Merger Sub merged with and into iCAD, with iCAD surviving as a wholly-owned subsidiary of the Registrant (the “Merger”).

The Registrant hereby amends its Registration Statement on Form S-4 (File No. 333-287005), which was filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2025, as amended on May 19, 2025, and declared effective by the Commission on May 21, 2025 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4, containing an updated prospectus relating to up to 57,427 shares of the Registrant’s common stock, par value $0.0001 per share, issuable with respect to certain options to purchase shares of iCAD’s common stock, par value $0.01 per share, granted under the iCAD, Inc. 2016 Stock Incentive Plan, as amended, and the iCAD, Inc. 2012 Stock Incentive Plan, as amended by Amendment No. 1, which were assumed by the Registrant pursuant to the Merger Agreement in connection with the consummation of the Merger.

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Prospectus

Radnet, Inc.

57,427 Shares of Common Stock Underlying Options Previously Granted

This prospectus relates to up to 57,427 shares of common stock, par value $0.0001 per share (“Common Stock”), of RadNet, Inc. (the “Registrant,” “RadNet,” “we,” “us” or “our”). The shares of Common Stock are issuable with respect to certain options to purchase shares of common stock, par value $0.01 per share, of iCAD, Inc. (“iCAD”), a Delaware corporation, granted under the iCAD, Inc. 2016 Stock Incentive Plan, as amended and the iCAD, Inc. 2012 Stock Incentive Plan, as amended by Amendment No. 1 (the “Assumed Options”), which were assumed by RadNet pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 15, 2025, by and among RadNet, Trio Merger Sub, Inc., a wholly-owned subsidiary of RadNet and a Delaware corporation (“Merger Sub”), and iCAD, in connection with the consummation of the merger on July 17, 2025 of Merger Sub with and into iCAD, with iCAD surviving as a wholly-owned subsidiary of RadNet (the “Merger”).

We will not receive any proceeds from the sale of shares of Common Stock covered by this prospectus other than proceeds from the exercise of any options whose underlying shares of Common Stock are covered by this prospectus.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RDNT.” On July 21, 2025, the last reported sale price of our Common Stock on the Nasdaq Global Market was $57.95 per share.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 22, 2025.

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus and any written communication prepared by us or on our behalf.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any accompanying prospectus supplement constitute an offer to sell only under circumstances and in jurisdictions where it is lawful to do so.

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SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in this prospectus, our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q and our financial statements and the notes thereto incorporated by reference into this prospectus before making an investment decision.

THE COMPANY

RadNet is a leading national provider of diagnostic imaging services in the United States based on number of locations and annual imaging revenue. RadNet has been in business since 1985. RadNet’s principal business segment is the provision of diagnostic imaging services. As of December 31, 2024, RadNet operated, directly or indirectly through joint ventures with hospitals, 398 imaging centers located in Arizona, California, Delaware, Florida, Maryland, New Jersey, Texas and New York. The principal executive offices of RadNet are located at 1510 Cotner Avenue, Los Angeles, California 90025, its telephone number is (310) 445-2800 and its website is www.radnet.com. The information contained on or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference herein.

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THE OFFERING

Issuer	RadNet, Inc.

Shares offered	Up to 57,427 shares of Common Stock, par value $0.0001 per share.

Use of proceeds	We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise of the Assumed Options as to which the underlying shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

Nasdaq Global Market Symbol	“RDNT”

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RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction, that are not purely historical are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “seek, “should,” “target,” “will” or “would,” the negative of these words, and similar references to future periods. Examples of forward-looking statements include statements regarding the anticipated benefits of the Merger, the impact of the Merger on RadNet’s business and future financial and operating results and prospects, the amount and timing of synergies from the Merger and uncertainties surrounding future expectations generally, all of which are subject to change. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond RadNet’s control. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of RadNet’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of RadNet’s control. RadNet’s actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. None of RadNet or any of its directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur, or if any of them do occur, what impact they will have on the business, results of operations or financial condition of RadNet. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on RadNet’s business and the ability to realize the expected benefits of the Merger. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, the ability of RadNet or iCAD to maintain relationships with its customers, patients, payers, physicians, and providers and retain its management and key employees, (2) the ability of RadNet to achieve the synergies contemplated by the Merger or such synergies taking longer to realize than expected, (3) costs related to the Merger, (4) the ability of RadNet to execute successfully its strategic plans, (5) the ability of RadNet to promptly and effectively integrate iCAD into its business, (6) the risk of litigation related to the Merger, (7) the diversion of management’s time and attention from ordinary course business operations to integration matters, (8) the risk of legislative, regulatory, economic, competitive, and technological changes and (9) risks relating to the value of RadNet’s securities. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions are described in the section titled “Risk Factors” and in RadNet’s filings with the SEC, including the risk factors discussed in RadNet’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC. Forward-looking statements included herein are made only as of the date hereof and, except as required by applicable law, RadNet does not undertake any obligation to update any forward-looking statements, or any other information as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements are qualified in their entirety by this cautionary statement.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock covered by this prospectus other than any proceeds from the exercise of the Assumed Options. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of such Assumed Options will be exercised.

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DESCRIPTION OF THE PLANS

The descriptions of the iCAD, Inc. 2016 Stock Incentive Plan, as amended, and the iCAD, Inc. 2012 Stock Incentive Plan, as amended by Amendment No. 1, set forth in Exhibit 99.1 hereto are hereby incorporated by reference.

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DESCRIPTION OF CAPITAL STOCK

The description of our Common Stock contained under the section entitled “Comparison of Stockholder Rights” in the Registration Statement on Form S-4 (File No. 333-287005), which was filed with the SEC on May 6, 2025, as amended on May 19, 2025, and declared effective by the SEC on May 21, 2025, is hereby incorporated by reference.

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PLAN OF DISTRIBUTION

We are registering 57,427 shares of Common Stock issuable upon the exercise of the Assumed Options.

Pursuant to the terms of the applicable options, our shares will be issued to those option holders who elect to exercise and provide payment of the exercise price for the Assumed Options. We do not know if or when the Assumed Options will be exercised. We also do not know whether any of the shares acquired upon exercise of any Assumed Options will subsequently be resold. We are not using an underwriter in connection with this offering.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including RadNet, which you can access at www.sec.gov, free of charge. In addition, you may obtain free copies of the documents we file with the SEC by going to our website at www.radnet.com. Our website is provided as an inactive textual reference only. The information contained on or accessible through our website (other than the documents listed below that are incorporated by reference herein) does not constitute a part of this prospectus and is not incorporated by reference herein.

Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” documents we file with the SEC, including certain information required to be included in the registration statement of which this prospectus forms a part. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the following documents and any documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this prospectus (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about our businesses and financial performance.

This prospectus incorporates by reference the documents set forth below previously filed with the SEC:

•	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2025;

•	The Part III information contained in the Registrant’s definitive proxy statement on Schedule 14A for RadNet’s 2025 annual meeting of stockholders, filed with the SEC on April 28, 2025, that was incorporated into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.

•	Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 12, 2025;

•	Registrant’s Current Report on Form 8-K filed with the SEC on June 12, 2025; and

•	The description of the Registrant’s securities contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, and in any report filed for the purpose of amending such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents (other than information furnished under Item 2.02 and Item 7.01 of Form 8-K).

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning the Registrant at the following address:

RadNet, Inc.

1510 Cotner Avenue

Los Angeles, California 90025

Attention: Investor Relations

(310) 445-2800

investorrelations@radnet.com

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby have been passed upon for us by Perkins Coie LLP.

EXPERTS

The consolidated financial statements of RadNet, Inc. and subsidiaries appearing in RadNet, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of RadNet, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		5,000
Legal fees and expenses		25,000
Accounting fees and expenses		10,000
Miscellaneous		10,000

Total		$50,000

* Previously paid in connection with the original filing of this Registration Statement on Form S-4.

Item 15.	Indemnification of Directors and Officers

Delaware Law, Certificate of Incorporation, and Bylaws

The following provisions of Delaware law and RadNet’s Certificate of Incorporation and Bylaws govern the indemnification of RadNet’s directors and officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any director, officer, employee or agent of the corporation, or other person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, any such person we refer to as an indemnitee, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the indemnitee is or was serving the corporation or another entity at the direction of the corporation, provided that the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the indemnitee in connection with the defense or settlement of such an action or suit if the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if the indemnitee is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the indemnitee is fairly and reasonably entitled to indemnity for his or her expenses despite the adjudication of liability.

Section 145(g) of the DGCL also provides that a corporation may maintain insurance against liabilities even if the corporation would lack the power under the DGCL to indemnify against those liabilities.

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Article Ninth of RadNet’s Certificate of Incorporation, as amended (“Certificate of Incorporation”) provides that a director is not liable to RadNet or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. It further obligates RadNet, with respect to its officers and directors, and permits RadNet, with respect to its employees and agents, to indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of RadNet, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the person is or was a director or officer, or employee or agent, as the case may be, of RadNet, or is or was serving at the request of RadNet as a director or officer, or employee or agent, as the case may be, of another corporation or entity. RadNet may advance the expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding prior to its final disposition upon receipt of an undertaking by the recipient to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL and RadNet’s Certificate of Incorporation. To the fullest extent permitted by the DGCL, the indemnification provided in the certificate of incorporation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, RadNet may pay any of these expenses in advance of the final disposition of such action, suit or proceeding.

Except as described in this paragraph, Article VII of RadNet’s Amended and Restated Bylaws (“Bylaws”) contains provisions substantially similar to Article Ninth of RadNet’s Certificate of Incorporation. In addition, RadNet’s Bylaws obligate RadNet to indemnify each of its officers, directors, employees and agents in any action, suit or proceeding referred to above to the extent that person has been successful on the merits in defense thereof, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith. RadNet’s Bylaws obligate RadNet to advance expenses to its officers and directors, and require an undertaking to repay expenses under the specified conditions if required by applicable law.

General

RadNet also maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of RadNet’s officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. RadNet pays the premiums for this insurance.

RadNet has also entered into separate indemnification agreements with its officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an officer or director of RadNet, or as an employee, agent, officer or director of any other entity if the officer or director is serving in that capacity at RadNet’s request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to RadNet’s directors, officers or controlling persons pursuant to the foregoing provisions, RadNet has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

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Item 16.	Exhibits

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description
4.1*	Certificate of Incorporation of RadNet, Inc. (incorporated by reference to Exhibit 3.1 to RadNet, Inc.’s Current Report on Form 8-K, filed on September 4, 2008).

4.2*	Certificate of Amendment to Certificate of Incorporation of RadNet, Inc., dated September 2, 2008 (incorporated by reference to Exhibit 3.2 to RadNet, Inc.’s Current Report on Form 8-K, filed on September 4, 2008).

4.3*	Amended and Restated Bylaws of RadNet, Inc. (incorporated by reference to Exhibit 3.1 to RadNet, Inc.’s Current Report on Form 8-K, filed on February 6, 2020).

5.1*	Opinion of Perkins Coie LLP.

10.1*	iCAD, Inc. 2016 Stock Incentive Plan, as amended July 2021 (incorporated by reference to Appendix B of the Definitive Proxy on Schedule 14A of iCAD, filed on June 7, 2021) (File No. 001-09341).

10.2*	iCAD, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix B of the Definitive Proxy on Schedule 14A of iCAD, filed on April 9, 2012) (File No. 001-09341).

10.3*	Amendment No. 1 to the iCAD, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy on Schedule 14A of iCAD, filed on April 2, 2014) (File No. 001-09341).

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-4 of the Registrant (Registration No. 333-287005)).

99.1	Summary of iCAD, Inc. 2016 Stock Incentive Plan, as amended, and iCAD, Inc. 2012 Stock Incentive Plan, as amended by Amendment No. 1.

107	Filing Fee Table.

*	Incorporated by reference to the indicated filing.

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Item 17.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to such Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 22, 2025.

RADNET, INC.

By:	/s/ Howard G. Berger, M.D.
Howard G. Berger, M.D.
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 22, 2025.

Signature	Title	Date

/s/ Howard G. Berger, M.D. Howard G. Berger, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2025

/s/ Gregory E. Spurlock Gregory E. Spurlock	Director	July 22, 2025

/s/ Alma Gregory Sorensen Alma Gregory Sorensen	Director	July 22, 2025

/s/ David L. Swartz David L. Swartz	Director	July 22, 2025
/s/ Lawrence L. Levitt
Lawrence L. Levitt	Director	July 22, 2025
/s/ Laura P. Jacobs
Laura P. Jacobs	Director	July 22, 2025

/s/ Mark D. Stolper
Mark D. Stolper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2025

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